           [FORM OF SUBORDINATED FIXED RATE GLOBAL MEDIUM-TERM NOTE]


THIS NOTE IS A DIRECT, UNCONDITIONAL AND UNSECURED OBLIGATION OF BANK OF BOSTON CORPORATION (THE "CORPORATION"), IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF THE CORPORATION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THE OBLIGATIONS OF BANK OF BOSTON CORPORATION EVIDENCED BY THIS NOTE ARE TO THE EXTENT AND IN THE MANNER SET FORTH HEREIN, SUBORDINATE TO BANK OF BOSTON CORPORATION'S OBLIGATIONS TO HOLDERS OF ITS SENIOR INDEBTEDNESS.

THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE SENIOR INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY"), OR ITS NOMINEE, AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

BENEFICIAL INTERESTS IN THIS CERTIFICATE WILL BE SHOWN ON, AND TRANSFERS THEREOF WILL BE EFFECTED ONLY THROUGH, RECORDS MAINTAINED BY THE DEPOSITARY AND ITS PARTICIPANTS. THE FIRST NATIONAL BANK OF BOSTON, IN BOSTON, MASSACHUSETTS AND BANCBOSTON TRUST COMPANY OF NEW YORK IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK (COLLECTIVELY, THE "PAYING AGENTS") WILL ACT AS THE CORPORATION'S PAYING AGENTS WITH RESPECT TO THIS NOTE. THE CORPORATION MAY AT ANY TIME RESCIND THE DESIGNATION OF A PAYING AGENT, APPOINT A SUCCESSOR PAYING AGENT OR APPROVE A CHANGE IN THE OFFICE THROUGH WHICH ANY PAYING AGENT ACTS.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE CORPORATION OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                 PRINCIPAL AMOUNT
No. FX __________   CUSIP No. __________   ________________

                           BANK OF BOSTON CORPORATION
                         SUBORDINATED MEDIUM-TERM NOTE
                                  (Fixed Rate)


ORIGINAL ISSUE DATE:          INTEREST RATE:                  STATED MATURITY DATE:
SPECIFIED CURRENCY:           OPTION TO ELECT PAYMENT         Authorized Denomin-
(if other than                IN SPECIFIED CURRENCY           ations:
U.S. dollars)                 (only applicable if             [ ] $1,000 and integral
                              Specified Currency is           multiples thereof.
                              other than                      [ ] Other:
                              U.S. dollars):
                              [ ] Yes      [ ] No



EXCHANGE RATE AGENT:


INTEREST PAYMENT DATE(S)                  REGULAR RECORD DATES
[ ] At Maturity only                      (FOR NOTES WITH MATURITIES
[ ] June 15 and December 15               GREATER THAN ONE YEAR):
[ ] Other:                                [ ] June 1 AND December 1
                                          [ ] OTHER:



INITIAL REDEMPTION  INITIAL REDEMPTION   ANNUAL REDEMPTION  PERCENTAGE REDUCTION:
DATE:               PERCENTAGE:




OPTIONAL REPAYMENT DATE(S):





DAY COUNT CONVENTION
[  ]  30/360 FOR THE PERIOD FROM                                TO           .
[  ]  ACTUAL/360 FOR THE PERIOD FROM                            TO           .
[  ]  ACTUAL/ACTUAL FOR THE PERIOD FROM                         TO           .


ADDENDUM ATTACHED:
[  ]  Yes
[  ]  No

                                                            ORIGINAL ISSUE DISCOUNT NOTE:
DEFAULT RATE:                                               [  ] Yes
                                                            [  ] No
                                                            Total Amount of OID:
                                                            Yield to Maturity:
                                                            Initial Accrual Period:
OTHER PROVISIONS:                                           Issue Price:    %



       Bank of Boston Corporation, a Massachusetts corporation ("Issuer" or the "Corporation", which terms include any successor corporation under the Subordinated Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount stated above on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal and premium, if any, and on any overdue installment of interest.

       The Corporation will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date or any Redemption Date or Optional Repayment Date (as defined below) (the date of each such Stated Maturity Date, Redemption Date and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Subordinated Indenture, being referred to hereinafter as a "Maturity" with respect to principal payable on such date); provided, however, that if the Original Issue Date falls between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the Interest Payment Date immediately following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date. Unless otherwise specified above, the "Regular Record Date" with respect to any Interest Payment Date shall be the June 1 or December 1 (whether or not a Business Day (as defined below)), as the case may be, next preceding the applicable Interest Payment Date. Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the Original Issue Date specified above, to but excluding such Interest Payment Date or Maturity, as the case may be. If the Maturity or an Interest Payment Date for this Note falls on a day which is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day with the same force and effect as if made on such Maturity or Interest Payment Date, as the case may be, and no interest shall accrue on the amount so payable for the period from and after such Maturity or Interest Payment Date, as the case may be. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Subordinated Indenture, be paid to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Subordinated Indenture. Interest payable at Maturity will be payable to the Person to whom the principal hereof shall be payable.

       Reference herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

       Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

       Unless the certificate of authentication hereon has been executed by the Authenticating Agent by the manual signature of one of its authorized signatories, this Note shall not be valid or obligatory for any purpose.

       IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed.

                                       BANK OF BOSTON CORPORATION



[SEAL]                                 By: ___________________________
                                           Name:
                                           Title:

Attest:


By: ___________________________
    Name:
    Title:


CERTIFICATE OF AUTHENTICATION
This Note is one of the Securities
referred to in the Subordinated Indenture referred to herein.

NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION



By: The First National Bank of Boston, as
       Authenticating Agent


By:  ________________________      Dated: ______________
     Name:
     Title:

                               [Reverse of Note]

       This Note is one of a duly authorized issue of Securities (hereinafter called the "Securities") of the Corporation designated as its Subordinated Medium-Term Notes (the "Notes"). The Notes are issued and to be issued under a Subordinated Indenture dated as of June 15, 1992 (as amended by the First Supplemental Indenture dated as of June 24, 1993 (the "First Supplemental Indenture," referred to collectively herein with the Subordinated Indenture as the "Subordinated Indenture")), between the Corporation and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee" which term shall include any duly appointed successor trustee acting in such capacity), to which Subordinated Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. Copies of the Subordinated Indenture are on file and available for inspection at the offices of the Trustee located at 6th Street and Marquette Avenue, Minneapolis, Minnesota 55479 or at such other place or places the Trustee shall designate by notice to the person in whose name this Note is registered (the "Holder") on the Security Register (as defined below). The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise.

       The Notes are issuable only in registered form without coupons in the Authorized Denominations specified on the face hereof. As provided in the Subordinated Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes denominated as authorized, as requested by the Holder surrendering the same.

       PAYMENT OF PRINCIPAL OF THIS NOTE MAY BE ACCELERATED ONLY IN CERTAIN EVENTS INVOLVING THE BANKRUPTCY OF THE CORPORATION OR THE RECEIVERSHIP OF THE FIRST NATIONAL BANK OF BOSTON. THERE IS NO RIGHT OF ACCELERATION IN THE CASE OF A DEFAULT IN THE PAYMENT OF PRINCIPAL OR INTEREST ON THIS NOTE OR ANY DEFAULT IN THE PERFORMANCE OF ANY OTHER COVENANT OR AGREEMENT IN THIS NOTE OR IN THE SUBORDINATED INDENTURE.

       The Corporation, for itself, its successors and assigns, covenants and agrees, and each Holder of this Note likewise covenants and agrees by his, her or its acceptance hereof, (A) that the obligation of the Corporation to make any payment on account of the principal of and interest on each and all of the Securities shall be subordinate and junior in right of payment to the Corporation's obligations to the holders of Senior Indebtedness of the Corporation (other than Additional Senior Obligations) and under the circumstances described in clause (B)(ii) of this sentence, to the holders of Additional Senior Obligations, to the extent provided herein, and (B) that in the case of any bankruptcy, insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Corporation as a whole, whether voluntary or involuntary (i) all obligations of the Corporation to the holders of Senior Indebtedness of the Corporation (other than Additional Senior Obligations) shall be entitled to be paid in full before any payment shall be made on account of the principal (including principal to be paid by delivery of Capital Securities) of, or premium, if any, or interest, if any, on the Securities or on any Indebtedness Ranking on a Parity with the Securities and (ii) after payment in full of all sums owing with respect to Senior Indebtedness of the Corporation (other than Additional Senior Obligations), the holders of the Securities, together with the holders of any Indebtedness Ranking on a Parity with the Securities, shall be entitled, ratably, to be paid from the remaining assets of the Corporation the amounts at the time due and owing on account of unpaid principal of, premium, if any, and interest on the Securities and on any Indebtedness Ranking on a Parity with the Securities before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any Indebtedness Ranking Junior to the Securities, provided, however, that if, after giving effect to the operation of clause (B)(i) above, (x) any amount of cash, property or securities remains available for payment or distribution in respect of the Securities (such cash, property or securities constituting "Excess Proceeds") and (y) creditors in respect of Additional Senior Obligations have not received payment in full of amounts due or to become due thereon or payment of such amounts has not been duly provided for, then such Excess Proceeds shall first be applied, ratably if and to the extent provided with respect to any other subordinated indebtedness of the Corporation, to pay or provide for the payment in full of all such Additional Senior Obligations before any payment shall be made on account of the principal of or interest on the Securities.

       In addition, in the event of any proceeding described in clause (B) above, if any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Corporation being subordinated to the payment of the Securities, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness of the Corporation is paid in full, such payment or distribution shall be held in trust for the benefit of and shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued for application to the payment first, of all such Senior Indebtedness of the Corporation (other than Additional Senior Obligations) remaining unpaid and second, of all Senior Indebtedness of the Corporation constituting Additional Senior Obligations until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

       The subordination provisions of the foregoing paragraphs shall not be applicable to amounts at the time due and owing on the securities of any series on account of the unpaid principal of (or premium, if any) or interest, if any, on the securities of any series for the payment of which funds have been deposited in trust with the Trustee or any Paying Agent or have been set aside by the Corporation in trust in accordance with the provisions of the Subordinated Indenture; nor shall such provisions impair any rights, interests, remedies or powers of any secured creditor of the Corporation in respect of any security the creation of which is not prohibited by the provisions of the Subordinated Indenture.

       In addition, in the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest on, any Senior Indebtedness of the Corporation (other than Additional Senior Obligations) beyond any applicable period of grace, or in the event that any event of default with respect to any Senior Indebtedness of the Corporation (other than Additional Senior Obligations) shall have occurred and be continuing, or would occur as a result of the payment referred to hereinafter, permitting the holders of such Senior Indebtedness (or trustee on behalf of the holders thereof) to accelerate the maturity thereof, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment of principal of or interest on the Securities, or in respect of any redemption, exchange, retirement, purchase or other acquisition of any of the Securities, shall be made by the Corporation.

       The securing of any Indebtedness Ranking on a Parity with the Securities or Indebtedness Ranking Junior to the Securities shall not be deemed to prevent such obligations from constituting

Indebtedness Ranking on a Parity with the Securities or Indebtedness Ranking Junior to the Securities.

       Each Holder of this Note, by the acceptance hereof, agrees to be bound by the terms and conditions set forth in this Note and in the Subordinated Indenture, including, without limitation, Article XIII thereof.

       Unless otherwise specified herein, payments of principal of and premium, if any, and interest on this Note are payable by the Corporation in the Specified Currency specified on the face hereof (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency specified on the face hereof is other than United States dollars, any such amounts paid by the Corporation will be converted by the Exchange Rate Agent specified on the face hereof into United States dollars for payment to the Holder of this Note.

       If the Specified Currency on the face hereof is other than United States dollars, any United States dollar amount to be received by the Holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Corporation for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Foreign Currency Notes denominated in a currency other than United States dollars scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency.

       The Holder of this Note may elect to receive payment of the principal of and premium, if any, and/or interest on this Note in the Specified Currency specified on the face hereof by submitting a written request for such payment to the Trustee at its principal corporate trust office in Minneapolis, Minnesota on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The Holder of this Note may elect to receive payment in the applicable Specified Currency for all such principal, premium, if any, and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity, as the case may be.

       If the Holder of this Note shall have duly made an election to receive payments of principal, premium, if any, or interest in the Specified Currency specified on the face hereof and the applicable Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Corporation, the Corporation shall be entitled to satisfy its obligations to the Holder hereof by making such payment in United States dollars on the basis of the Market Exchange Rate on the second Business Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise provided herein. The "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfer for such Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made under such circumstances in United States dollars where the required payment is in a Specified Currency other than United States dollars will not constitute an Event of Default under the Subordinated Indenture with respect to this Note.

       If the Holder of this Note shall have duly made an election to receive payments of principal, premium, if any, or interest hereon in the Specified Currency specified on the face hereof and such Specified Currency is European Currency Units ("ECUs") or another currency unit, and such currency unit is unavailable due to the imposition of exchange controls or other circumstances beyond the Corporation's control, then the Corporation shall be entitled, but not required, to make any payments in respect of this Note in United States dollars until such currency unit is again available. The amount of each payment in United States dollars shall be computed on the basis of the equivalent of the currency unit in United States dollars, which shall be determined by the Exchange Rate Agent on the following basis. The component currencies of the currency unit for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") shall be the currency amounts that were components of the currency unit as of the last day on which the currency unit was used. The equivalent of the currency unit in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency.

       If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

       All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder hereof.

       Except as otherwise provided in the Subordinated Indenture and as set forth below, the Notes will be represented by one or more global securities, registered in the name of the Depositary or its nominee and ownership of the Notes shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary. This Note is exchangeable for definitive Notes in registered form to persons other than the Depositary or its nominee only if (a) the Depositary notifies the Corporation in writing that it is no longer willing or able to continue as a depositary for the Notes or if the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Corporation within ninety days after the effective date of the Depositary's ceasing to act as depositary for the Notes, (b) the Corporation, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form, or (c) any event shall have happened and be continuing which, after notice or lapse of time, or both, would constitute an Event of Default with respect to the Notes. In the event of such occurrences, upon the surrender by the Depositary or a successor depositary of this Note the Corporation will execute, and the Trustee will, upon the execution of the then standard form of the Trustee's agreement for certificated securities and upon receipt of instructions in writing from the Corporation, authenticate and deliver securities of like tenor and terms in definitive form to each person that the Depositary or a successor depositary identifies as the beneficial owner of an interest in this Note in an aggregate principal amount equal to the principal amount of Notes represented by this Note then outstanding in exchange for this Note. Any such certificated security will be issued in fully registered form, without coupons, in an Authorized Denomination specified on the face hereof. Such certificated security may not subsequently be exchanged by a Holder for Notes in denominations of less than the minimum Authorized Denomination specified on the face hereof.

       This Note is not subject to any sinking fund or to the defeasance or covenant defeasance provisions of the Subordinated Indenture and, unless otherwise provided above in accordance with the provisions of the following paragraphs, is not redeemable or repayable prior to the Stated Maturity Date.

       If so provided above, this Note may be redeemed by the Corporation on any date on and after the Initial Redemption Date, if any, specified above. If no Initial Redemption Date is set forth above, this Note may not be redeemed prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (or, if the Specified Currency indicated on the face hereof is other than United States dollars, the minimum Authorized Denomination specified on the face hereof) at the option of the Corporation at the applicable Redemption Price (as defined below), together with unpaid interest, if any, accrued hereon at the applicable rate payable to the date of redemption (each such date, a "Redemption Date"), on written notice given not more than 60 nor less than 30 calendar days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof. Whenever less than all the Notes at any time outstanding are to be redeemed, the terms of the Notes to be so redeemed shall be selected by the Corporation. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

       Unless otherwise specified above, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Note to be redeemed and, if greater than 100%, shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

       This Note may be subject to repayment at the option of the Holder on the Optional Repayment Date(s), if any, indicated above. If no Optional Repayment Date(s) are set forth above, this Note is not subject to repayment at the option of the Holder hereof prior to the Stated Maturity Date. On any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 (or, if the Specified Currency indicated on the face hereof is other than United States dollars, in the minimum Authorized Denomination specified on the face hereof) at the option of the Holder hereof at a repayment price equal to the sum of (i) 100% of the unpaid principal amount to be repaid plus (ii) accrued interest, if any, hereon at the applicable rate payable to the relevant Optional Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by one of the Paying Agents at its office, or such address which the Corporation shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to the relevant Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note for the unrepaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

       While this Note is held by or on behalf of the Depositary, and registered in the name of the Depositary or the Depositary's nominee, the option for repayment may be exercised by the applicable participant that has an account with the Depositary, on behalf of the beneficial owners of this Note, by delivering a written notice substantially similar to the above mentioned form to one of the Paying Agents at its office (or such other address of which the Corporation shall from time to time notify the Holders), not more than 60 nor less than 30 days prior to the date of repayment. Notices of elections from participants on behalf of beneficial owners of this Note to exercise their option to have the interests of such beneficial owners in this Note repaid must be received by one of the Paying Agents not later than 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by one of the Paying Agents on a particular day, the beneficial owner of this Note must so direct the applicable participant before such participant's deadline for accepting instructions for that day.

Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of this Note should consult the participants through which they own their interest herein for the respective deadlines for such participants. All notices shall be executed by a duly authorized officer of such participant (with signature guaranteed) and shall be irrevocable. In addition, beneficial owners of this Note shall effect delivery at the time such notices of election are given to the Depositary by causing the applicable participant to transfer such beneficial owner's interest in this Note, on the Depositary's records, to the Trustee.

       Interest payments on this Note shall include interest accrued from and including the Original Issue Date indicated above, or the most recent date to which interest has been paid or duly provided for, to but excluding the related Interest Payment Date or Maturity, as the case may be. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months if the Day Count Convention specified above is "30/360" for the period specified thereunder, on the basis of the actual number of days in the related month and a 360-day year if the Day Count Convention specified above is "Actual/360" for the period specified thereunder or on the basis of the actual number of days in the related year and month if the Day Count Convention specified above is "Actual/Actual" for the period specified thereunder.

       As used herein, "Business Day" means, unless otherwise specified above, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York or Boston, Massachusetts; provided, however, that, if the Holder hereof shall have duly made an election to receive payments of principal of and premium, if any, and/or interest on this Note in the Specified Currency specified on the face hereof, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the principal financial center of the country of such Specified Currency (or, in the case of ECUs), is not a day designated as an ECU Non-Settlement Day by the ECU Banking Association or otherwise generally regarded in the ECU interbank market as a day on which payments in ECUs shall not be made).

       Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its Interest Payment Dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

       If an Event of Default (as defined in the Subordinated Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Subordinated Indenture.

       If this Note is an Original Issue Discount Note, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to (i) the Amortized Face Amount (as defined below) as of the date of such event, plus (ii) with respect to any redemption of an Original Issue Discount Note, the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any) minus 100% multiplied by the Issue Price specified on the face hereof, net of any portion of such Issue Price which has been paid prior to the date of redemption, or the portion of the Issue Price (or the net amount) proportionate to the portion of the unpaid principal amount to be redeemed, plus (iii) any accrued interest to the date of such event the payment of which would constitute qualified stated interest payments within the meaning of Treasury Regulation 1.1273-1(c) under the Internal Revenue Code of 1986, as amended (the "Code"). The "Amortized Face Amount" shall mean an amount equal to (i) the Issue Price hereof plus (ii) the aggregate portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of such Original Issue Discount Note within the meaning of Section 1273(a)(2) of the Code, whether denominated as principal or interest, over the Issue Price) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of such Original Issue Discount Note to the date of determination, minus (iii) any amount considered as part of the "stated redemption price at maturity" of such Original Issue Discount Note which has been paid from the date of issue to the date of determination.

       The Subordinated Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of each series to be affected under the Subordinated Indenture at any time by the Corporation and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Subordinated Indenture, of each series affected thereby. The Subordinated Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Securities of each series at the time, on behalf of the Holders of all Securities of each series, to waive compliance with certain provisions of the Subordinated Indenture and certain past defaults under the Subordinated Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

       No reference herein to the Subordinated Indenture and no provision of this Note or of the Subordinated Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

       As provided in the Subordinated Indenture and subject to certain limitations therein set forth, this registered Note may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by the Corporation or the Security Registrar) or exchanged for other Notes of the same series at the office of BancBoston Trust Corporation of New York in The City of New York or the principal office of The First National Bank of Boston in The City of Boston.

       No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       Prior to due presentment of this Note for registration of transfer, the Corporation or the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

       This Note and the Subordinated Indenture shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

       All terms used in this Note which are defined in the Subordinated Indenture shall have the meanings assigned to them in the Subordinated Indenture.

                           OPTION TO ELECT REPAYMENT

       The undersigned hereby irrevocably request(s) and instruct(s) the Corporation to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at ________________________
_______________________________________________________________________________
(Please print or typewrite name and address of the undersigned)

       For this Note to be repaid, one of the Paying Agents must receive at its office, or at such other place or places of which the Corporation shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown above, this Note with this "Option to Elect Repayment" form duly completed.

       If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of $1,000 (or, if the Specified Currency indicated on the face hereof is other than United States dollars, the minimum Authorized Denomination specified on the face hereof) which the Holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).


$___________________________
                                       NOTICE:  The signature on this
Date ______________________            Option to Elect Repayment must
                                       correspond with the name as written
                                       upon the face of this Note in every
                                       particular, without alteration or
                                       enlargement or any change whatever.

                            ASSIGNMENT/TRANSFER FORM


       FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto
(insert Taxpayer Identification No.)

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________________________________________
__________________________________________ attorney to transfer said Note on the books of the Corporation with full power of substitution in the premises.


Dated:
       NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                 ABBREVIATIONS

       The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

           TEN COM--as tenants in common

           UNIF GIFT MIN ACT--...............Custodian............
                                 (Cust)                    (Minor)

                                 Under Uniform Gifts to Minors Act

                                 .................................
                                              (State)

               TEN ENT--as tenants by the entireties
               JT TEN--as joint tenants with right of survivorship
                       and not as tenants in common

       Additional abbreviations may also be used though not in the above list.